SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2009

Intelligroup, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Independence Way, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

(646) 810-7400
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

     On March 4, 2009, Intelligroup, Inc. (the “Company”) and its Chief Executive Officer, Vikram Gulati, entered into an amendment (the “Amendment No. 4”) to the Employment Agreement dated June 30, 2005, as amended (the "Employment Agreement") by and between the Company and Mr. Gulati. The Amendment No. 4 shall be effective as of July 1, 2008. The Amendment No. 4 provides for, among other things, (i) a one year extension of the Employment Agreement, (ii) retains the Base Salary (as defined in the Employment Agreement) at $225,000, (iii) sets the bonus component for which Mr. Gulati is eligible at $275,000 and (iv) increases the severance payment upon termination of the employment agreement for reasons other than Cause (as defined in the Employment Agreement) to twenty-four (24) months of total salary (defined as Base Salary plus the incentive compensation for which Mr. Gulati is eligible under Section 4.2 of the Employment Agreement). All other terms and conditions remain in full force and effect.

     The foregoing description of the Amendment No. 4 is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

____________________

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 4 to Employment Agreement between Vikram Gulati and Intelligroup, Inc.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By:	/s/ Alok Bajpai

Name:	Alok Bajpai
Title:	Treasurer and CFO

Date: March 6, 2009